EXHIBIT 99.1

In the following discussion, “Holdco” refers to Domino’s Pizza, Inc., “Master Issuer” refers to Domino’s Pizza Master Issuer LLC, “DPL or Manager” as Domino’s Pizza LLC, and, unless the context otherwise requires, “Domino’s” refers to Domino’s Pizza, Inc. and its subsidiaries on a consolidated basis prior to the consummation of the securitization transaction.

CAPITALIZATION OF HOLDCO

The following table sets forth the cash and cash equivalents and capitalization of Holdco as of January 1, 2012 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the transactions that occured on March 15, 2012 in connection with the issuance of the Series 2012-1 notes on March 15, 2012 (collectively, the “Refinancing Transaction”), including the repayment of the Series 2007-1 notes, as if such transactions occurred as of such date.

	As of January 1, 2012
(dollars in thousands)	Actual	As Adjusted for the Refinancing Transaction
Cash and cash equivalents	$50,292	$168,769

Debt:
Series 2007-1 Class A-1 Notes (1)	$60,000	$—
Series 2007-1 Class A-2 Notes (2)	1,310,770	—
Series 2007-1 Class M-1 Notes (2)	76,110	—
Series 2012-1 Class A-1 Notes (3)	—	—
Offered Notes	—	1,575,000
Capital leases	4,393	4,393

Total debt	1,451,273	1,579,393
Total stockholders’ deficit	(1,209,739)	(1,215,083)

Total capitalization	$241,534	$364,310

(1)	Represents amounts outstanding with respect to the Series 2007-1 Class A-1 notes, which are variable funding notes that were issued by the Master Issuer on April 16, 2007. The Series 2007-1 Class A-1 notes have a maximum outstanding principal amount of $60 million and a final legal maturity of April 2037. Notwithstanding the Refinancing Transaction, the Series 2007-1 Class A-1 notes have an expected repayment date of April 2014, after considering two possible one-year extensions. All amounts outstanding under the Series 2007-1 Class A-1 notes will be repaid and the Series 2007-1 Class A-1 notes will be cancelled on or about March 23, 2012.
(2)	The Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes were issued by the Master Issuer on April 16, 2007 and have a legal final maturity of April 2037. Notwithstanding the Refinancing Transaction, the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes have an expected repayment date of April 2014, after considering two possible one-year extensions. All amounts outstanding under the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes will be repaid and the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes will be cancelled.
(3)	Represents the Series 2012-1 Class A-1 notes, which are variable funding notes that were issued on March 15, 2012. The Series 2012-1 Class A-1 notes have a maximum outstanding principal amount of $100 million. The Master Issuer did not draw on the Series 2012-1 Class A-1 notes on March 15, 2012. The Master Issuer expects to have approximately $39.7 million in undrawn letters of credit issued under the Series 2012-1 Class A-1 notes on March 15, 2012.

CAPITALIZATION OF THE MASTER ISSUER

The following table sets forth the cash and cash equivalents and capitalization of the Master Issuer as of January 1, 2012 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the Refinancing Transaction, including the repayment of the Series 2007-1 notes, as if such transactions occurred as of such date.

	As of January 1, 2012
(dollars in thousands)	Actual	As Adjusted for the Refinancing Transaction
Cash and cash equivalents	$—	$—

Debt:
Series 2007-1 Class A-1 Notes (1)	$60,000	$—
Series 2007-1 Class A-2 Notes (2)	1,310,770	—
Series 2007-1 Class M-1 Notes (2)	76,110	—
Series 2012-1 Class A-1 Notes (3)	—	—
Offered Notes	—	1,575,000
Capital leases	—	—

Total debt	1,446,880	1,575,000
Total member’s deficit	(1,419,282)	(1,501,772)

Total capitalization	$27,598	$73,228

(1)	Represents amounts outstanding with respect to the Series 2007-1 Class A-1 notes, which are variable funding notes that were issued by the Master Issuer on April 16, 2007. The Series 2007-1 Class A-1 notes have a maximum outstanding principal amount of $60 million and a final legal maturity of April 2037. Notwithstanding the Refinancing Transaction, the Series 2007-1 Class A-1 notes have an expected repayment date of April 2014, after considering two possible one-year extensions. All amounts outstanding under the Series 2007-1 Class A-1 notes will be repaid and the Series 2007-1 Class A-1 notes will be cancelled on or about March 23, 2012.
(2)	The Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes were issued by the Master Issuer on April 16, 2007 and have a legal final maturity of April 2037. Notwithstanding the Refinancing Transaction, the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes have an expected repayment date of April 2014, after considering two possible one-year extensions. All amounts outstanding under the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes will be repaid and the Series 2007-1 Class A-2 notes and the Series 2007-1 Class M-1 notes will be cancelled.
(3)	Represents the Series 2012-1 Class A-1 notes, which are variable funding notes that were issued on March 15, 2012. The Series 2012-1 Class A-1 notes have a maximum outstanding principal amount of $100 million. The Master Issuer did not draw on the Series 2012-1 Class A-1 notes on March 15, 2012. The Master Issuer expects to have approximately $39.7 million in undrawn letters of credit issued under the Series 2012-1 Class A-1 notes on March 15, 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

AND OTHER DATA OF HOLDCO

The following tables present certain summary historical consolidated financial information of Holdco.

Set forth below is selected historical consolidated financial information and other data of Holdco at the dates and for the periods indicated. The selected historical financial information and other data as of and for the fiscal years ended December 30, 2007 and December 28, 2008 has been derived from Holdco’s audited financial statements. The selected historical financial information and other data as of and for the fiscal years ended January 3, 2010, January 2, 2011 and January 1, 2012, has been derived from Holdco’s audited consolidated financial statements.

The selected historical consolidated financial information and other data should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the accompanying notes included in Holdco’s annual report on Form 10-K for the fiscal year ended January 1, 2012, which is incorporated by reference herein.

	Fiscal Years Ended
(dollars in thousands)	December 30, 2007	December 28, 2008	January 3, 2010	January 2, 2011	January 1, 2012
Income Statement Data:
Revenues
Domestic Company-Owned Stores	$394,585	$357,703	$335,779	$345,636	$336,349
Domestic Franchise	158,050	153,858	157,780	173,345	187,007

Domestic Stores	552,635	511,561	493,559	518,981	523,356
Domestic Supply Chain	783,330	771,106	763,733	875,517	927,904
International	126,905	142,447	146,765	176,396	200,933

Total Revenues	1,462,870	1,425,114	1,404,057	1,570,894	1,652,193

Cost of Sales	1,084,016	1,061,853	1,017,081	1,132,305	1,181,677

Operating Margin	$378,854	$363,261	$386,976	$438,589	$470,516

Other Financial Data:
Holdco EBITDA (1)	$211,792	$223,407	$269,848	$259,563	$283,187
Holdco Adjusted EBITDA (1)	$239,326	$220,159	$233,517	$265,527	$295,020
Holdco Adjusted EBITDAR (1)	$281,730	$261,697	$275,565	$306,612	$334,675
Depreciation and Amortization	$31,176	$28,377	$24,064	$24,052	$24,042

Cash Flow Data:
Net Cash Provided by Operating Activities	$84,188	$75,257	$101,274	$128,325	$153,073
Capital Expenditures	42,415	19,411	22,870	25,421	24,349

Holdco Free Cash Flow (2)	$41,773	$55,846	$78,404	$102,904	$128,724

	Fiscal Years Ended
(dollars in thousands)	December 30, 2007	December 28, 2008	January 3, 2010	January 2, 2011	January 1, 2012
Balance Sheets Data:
Cash and Cash Equivalents (3)	$11,344	$45,372	$42,392	$47,945	$50,292
Working Capital (3)	$(29,577)	$25,826	$(31,896)	$33,382	$37,056
Property, Plant and Equipment, Net	$122,890	$108,430	$102,776	$97,384	$92,400
Total Assets	$473,164	$463,794	$453,761	$460,837	$480,543
Long-term Debt (4)	$1,720,083	$1,704,784	$1,572,833	$1,452,156	$1,451,273
Total Liabilities	$1,923,303	$1,888,417	$1,774,755	$1,671,488	$1,690,282

(1)	Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR are non-GAAP financial measures. The following table sets forth a reconciliation of Holdco EBITDA, Holdco Adjusted EBITDA and Holdco Adjusted EBITDAR to net income.
(2)	Holdco Free Cash Flow is a non-GAAP financial measure.
(3)	Excludes restricted cash.
(4)	Includes current portion.

	Fiscal Years Ended
(dollars in thousands)	December 30, 2007	December 28, 2008	January 3, 2010	January 2, 2011	January 1, 2012
Reconciliations:
Net income	$37,882	$53,971	$79,744	$87,917	$105,361
Interest expense, net	125,057	112,160	110,262	96,566	91,339
Provision for income taxes	17,677	28,899	55,778	51,028	62,445
Depreciation and amortization	31,176	28,377	24,064	24,052	24,042

Holdco EBITDA	$211,792	$223,407	$269,848	$259,563	$283,187

Adjustments:
Non-cash compensation expense	8,405	9,059	12,533	13,370	13,954
Loss (gain) on disposal of assets	(766)	(13,752)	1,843	403	(2,436)
Loss (gain) on debt retirement	13,294	—	(56,275)	(7,809)	—
Other adjustments (1)	6,601	1,445	5,568	—	315

Holdco Adjusted EBITDA	$239,326	$220,159	$233,517	$265,527	$295,020

Rent Expense	42,404	41,538	42,048	41,085	39,655

Holdco Adjusted EBITDAR	$281,730	$261,697	$275,565	$306,612	$334,675

(1)	Amount includes expenses incurred related to the 2007 recapitalization, legal reserves, separation and related expenses, expenses related to the sale of company-owned operations and expenses incurred related to stock option plan changes.